UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 4, 2014

Wells Real Estate Fund XIII, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-49633	58-2438244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 4, 2014, Wells Fund XIII-REIT Joint Venture Partnership (“Fund XIII-REIT Associates”), a joint venture partnership between Wells Real Estate Fund XIII, L.P. (the “Registrant”) and Piedmont Operating Partnership, LP entered into an agreement to sell two connected one-story office and assembly buildings containing approximately 149,000 rentable square feet and located in Englewood, Colorado (“8560 Upland Drive”) to ArrowRock Income and Growth Fund II, L.L.C., an unaffiliated third party (the "Buyer"), for a gross sales price of $14,300,000, exclusive of closing costs (the “Agreement”). The Agreement is subject to a 10-day due diligence period. An initial earnest money deposit of $250,000 is due from the Buyer within one business day of the date of the Agreement and an additional deposit of $250,000 is due from the Buyer one business day after the end of the due diligence period. All earnest money will become non-refundable upon the expiration of the due diligence period. The Registrant expects the closing of this transaction to occur during the fourth quarter of 2014; however, there are no assurances regarding when or if this sale will be completed. The Registrant holds an equity interest of approximately 28.11% in Fund XIII-REIT Associates, which owns 100% of 8560 Upland Drive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIII, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Randy A. Simmons Randy A. Simmons Senior Vice President

Date: November 10, 2014